Exhibit 99.1

FOR IMMEDIATE RELEASE

Matthew B. Brady Joins Westell Technologies as President and CEO

AURORA, IL, July 10, 2017 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, today announced that its Board of Directors has unanimously chosen Matthew B. Brady as the Company’s new President and CEO, effective July 17, 2017. Brady replaces interim President and CEO Kirk Brannock, who had planned to depart once a CEO transition plan was complete.
Brady has over 25 years of experience in enhancing customer relationships, driving revenue growth, and improving operations and bottom-line results. Most recently, he served as Senior Vice President of Federal Signal Corporation’s Safety and Security Systems Group. Prior to leading the $240 million Safety and Security Systems Group, Brady was its Vice President of Global Sales. Before that, he was Sales Director for Public Safety at Motorola Solutions. Previously, Brady held executive sales and marketing positions at Clarity Communications Systems, Tellabs, and Motorola.
“I am pleased and excited to join Westell,” said Brady. “The Company has recently undergone a critical period of transition, and I believe Westell is well positioned for long-term sustained growth and profitability. I look forward to building on the Company’s long-established reputation for delivering high-quality products and solutions, including the growing in-building wireless public safety communication market, as well as other fast-developing communication network applications.”
“This is a great time for Matt to become Westell’s CEO. After an extensive search, we’ve selected a leader with a strong track record of driving revenue growth,” said Dennis O. Harris, Chairman of Westell’s Board of Directors. “With his business strategy and execution track record, public safety experience, and long-standing customer relationships, Matt is the right choice to lead Westell.”
“I want to acknowledge Kirk Brannock who has done a tremendous job since stepping in to fill the President and CEO role in October 2016,” Harris added. “During Kirk’s tenure, Westell completed an extensive cost and expense reduction program that is delivering improved profitability, growing cash, and nourishing a strong debt-free balance sheet. At the same time, Kirk positioned the Company to address the emerging market for in-building wireless public safety communication. Moving forward, Matt will focus on continuing to improve profitability and drive revenue growth.”
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About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enables service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit westell.com.
Twitter - Company: @Westell_Tech
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2017, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Westell Contact
Tom Minichiello
Senior Vice President, Chief Financial Officer, Treasurer, and Secretary
Westell Technologies
630-375-4740
tminichiello@westell.com